EXHIBIT 99.1

For further information, contact:

Michael Hara	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 486-2511	(408) 566 - 5150
mhara@nvidia.com	rsherbin@nvidia.com

FOR IMMEDIATE RELEASE:

NVIDIA REPORTS FINANCIAL RESULTS FOR SECOND QUARTER FISCAL YEAR 2010

•	Revenue up 17 percent quarter-on-quarter to $776.5 million

•	GAAP net loss of $105.3 million, or $0.19 cents per share

•	Non-GAAP net income of $37.7 million, or $0.07 cents per share

•	GAAP gross margin of 20.2 percent; non-GAAP gross margin of 36.3 percent

SANTA CLARA, CA—AUG. 6, 2009—NVIDIA Corporation today reported revenue of $776.5 million for the second quarter of fiscal 2010 ended July 26, 2009, down 13 percent from $892.7 million a year earlier, and up 17 percent from the previous quarter.

On a GAAP basis, the company recorded a net loss of $105.3 million, or $0.19 per share, compared with a net loss of $120.9 million, or $0.22 per share a year ago.  Reflected in these results is a net charge of $119.1 million related to the weak die/packaging set used in certain previous-generation chips that the company had initially identified and provided for in its prior fiscal year.  On a non-GAAP basis − excluding this item, and stock-based compensation as well as their associated tax impact − net income was $37.7 million, or $0.07 per diluted share, compared with $74.5 million, or $0.13 per diluted share, a year earlier.

Quarterly Results Highlights
($ in millions except per share data)	Q2 2010	Q1 2010	Q2 2009
Revenue	$776.5	$664.2	$892.7
GAAP:
Gross margin	20.2%	28.6%	16.8%
Net income (loss)	$(105.3)	$(201.3)	$(120.9)
Income (loss) per share	$(0.19)	$(0.37)	$(0.22)
Non-GAAP: (1)
Gross margin	36.3%	30.6%	39.1%
Net income (loss)	$37.7	$(46.7)	$74.5
Income (loss) per share	$0.07	$(0.09)	$0.13
(1) See Non-GAAP Measures for an explanation of these figures.

“NVIDIA’s business is recovering.  Product demand is improving, and our strategic investments are leading to new growth,” said Jen-Hsun Huang, president and chief executive officer, NVIDIA. “Our two newest businesses began to ship meaningful amounts of product this past quarter and show significant promise.  Tesla, the industry's first GPU for general-purpose high performance computing, achieved its highest-ever quarterly revenue.  And Tegra, our ultra low-power computer-on-a-chip, is making exciting progress in the market for mobile and embedded devices.  Our new businesses are positioned to benefit from the rise of mobile and cloud computing.”

NVIDIA’s second quarter results were impacted by an additional net charge of approximately $119.1 million to cover costs related to a weak die/packaging material set that was used in certain versions of its previous-generation chips.  Although the number of units impacted by this issue remains consistent with the company’s initial estimates a year ago, the cost of remediation and repair of impacted systems has been higher than originally anticipated.  In July 2008, a $196.0 million reserve was accrued for the purpose of supporting our affected customers around the world.  The weak die/package material combination is not used in any products currently in production.

GAAP net loss for the six months ended July 26, 2009 was $306.6 million, or $0.56 per share, compared to a net income of $55.9 million, or $0.09 per diluted share for the six months ended July 27, 2008.  Non-GAAP net loss for the six months ended July 26, 2009, which excludes the net charge related to the weak die/packaging material set that was used in certain versions of our previous generation chips, a non-recurring charge of $140.2 million in connection with a previously announced cash tender offer to purchase employee stock options, stock-based compensation charges, and their associated tax impact, was $8.9 million, or $0.02 per share, compared to a net income of $286.2 million, or $0.49 per diluted share for the six months ended July 27, 2008.

Outlook

NVIDIA expects revenue in the third quarter ending October 25, 2009, to be up 5 to 7 percent over the second quarter.

Second Quarter Fiscal 2010 and Recent Highlights:

•	Free cash flow was a positive $117.5 million during the quarter, with cash, cash equivalents and marketable securities ending at $1.47 billion.

•	NVIDIA delivered its first 40nm GPUs to customers in the second quarter.

•
The NVIDIA® ION™ platform was awarded “Best Choice” – and 21 design wins disclosed – at Computex 2009.   Nine are already shipping, with a further 12 to ship in the third quarter.  Five more wins have been disclosed since Computex.

•	NVIDIA started ramping up volume shipments of the Tegra™ computer-on-a-chip. Microsoft’s Zune HD was revealed to be based on Tegra.

•	Quadro® Plex SVS was launched. SVS is a scalable visual computing platform for professionals who interact with 3D models and analyze large volumes of data.

•
For Quadro, NVIDIA launched the NVIDIA® Optix™ ray tracing engine, part of a suite of application acceleration engines for software developers.  The suite also includes engines for managing 3D data and scenes, scaling performance across multiple GPUs and real-time modeling of hyper-realistic physical and environmental affects.

•	Tesla™ computing solution products are now carried by HP and Supermicro, joining a global list of OEMs including Cray, Dell, HP Lenovo, SGI and Sun.

•	NVIDIA CUDA™ architecture now accelerates AMBER, one of the most popular molecular dynamics codes, with more than 60,000 users worldwide. AMBER is up to 50 times faster when run on a GPU than a CPU.

•	In the financial industry, Numerix and CompatibL announced CUDA support for new counterparty risk application, and achieved an 18X speedup.

•	NVIDIA and Adobe announced GPU acceleration for the Flash player, bringing Internet video to a new class of low-power PCs and Internet devices.

Conference Call and Web Cast Information

NVIDIA will conduct a conference call with analysts and investors to discuss its second quarter fiscal 2010 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (212) 231-2900. A live Web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations Web site www.nvidia.com/ir and at www.streetevents.com. The Web cast will be recorded and available for replay until the company's conference call to discuss its financial results for its third quarter fiscal 2010.

Non-GAAP Measures

To supplement NVIDIA’s Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow and days sales in inventory. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude a charge related to the weak die/packaging material set that was used in certain versions of NVIDIA’s previous generation chips, net of insurance reimbursements, a non-recurring charge related to a tender offer purchase, recurring stock-based compensation charges, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. Days sales in inventory is computed by the number of days in the period divided by the non-GAAP inventory turnover ratio.  NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA

NVIDIA (Nasdaq: NVDA) is the world leader in visual computing technologies and the inventor of the GPU, a high-performance processor which generates breathtaking, interactive graphics on workstations, personal computers, game consoles, and mobile devices. NVIDIA serves the entertainment and consumer market with its GeForce® products, the professional design and visualization market with its Quadro® products, and the high-performance computing market with its Tesla™ products. NVIDIA is headquartered in Santa Clara, California and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, statements as to: the recovery of NVIDIA’s business; NVIDIA’s growth opportunities; mobile and cloud computing; the expectation that NVIDIA will receive reimbursement of most of the new charge during the coming quarters; the number of NVIDIA ION platforms to be shipped in the third quarter of fiscal 2010; NVIDIA’s revenue outlook for the third quarter of fiscal 2010; and the impact, benefits, progress and promise of, and the demand for, NVIDIA’s products and technologies, are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; development of faster or more efficient technology; the impact of technological development and competition; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended April 26, 2009. Copies of reports filed with the SEC are posted on NVIDIA’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Copyright © 2009 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, Quadro, Tesla, CUDA, ION and Tegra are registered trademarks and/or trademarks of NVIDIA Corporation in the United States and other countries. All other company and/or product names may be trade names, trademarks, and/or registered trademarks of the respective owners with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

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NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 26,	July 27,	July 26,	July 27,
	2009	2008	2009	2008
Revenue	$776,520	$892,676	$1,440,751	$2,046,064
Cost of revenue	619,797	742,759	1,094,332	1,381,304
Gross profit	156,723	149,917	346,419	664,760
Operating expenses
Research and development	192,855	212,910	494,652	431,740
Sales, general and administrative	73,975	92,399	192,839	185,433
Total operating expenses	266,830	305,309	687,491	617,173
Operating income (loss)	(110,107)	(155,392)	(341,072)	47,587
Interest and other income, net	3,006	8,792	9,150	18,831
Income (loss) before income tax expense	(107,101)	(146,600)	(331,922)	66,418
Income tax expense (benefit) (A)	(1,799)	(25,671)	(25,282)	10,542
Net income (loss)	$(105,302)	$(120,929)	$(306,640)	$55,876

Basic net income (loss) per share	$(0.19)	$(0.22)	$(0.56)	$0.10
Diluted net income (loss) per share	$(0.19)	$(0.22)	$(0.56)	$0.09
Shares used in basic per share computation	546,639	555,417	544,463	555,531
Shares used in diluted per share computation	546,639	555,417	544,463	592,181

(A) The income tax (benefit) rate for the three months ended July 26, 2009 and July 27, 2008 was (1.7) % and (17.5)%, respectively. The income tax expense (benefit) rate for the six months ended July 26, 2009 and July 27, 2008 was (7.6) % and 15.9%, respectively.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 26,	July 27,	July 26,	July 27,
	2009	2008	2009	2008
GAAP gross profit	$156,723	$149,917	$346,419	$664,760
as a percent of GAAP revenue	20.2%	16.8%	24.0%	32.5%

Stock-based compensation expense included in cost of revenue (A)	4,828	3,333	7,058	6,469
Net warranty charge against cost of revenue arising from a weak die/packaging material set (B)	119,993	195,954	119,993	195,954
Stock option purchase charge related to cost of revenue (C)	-	-	11,412	-
Non-GAAP gross profit	$281,544	$349,204	$484,882	$867,183
as a percent of GAAP revenue	36.3%	39.1%	33.7%	42.4%

GAAP operating expenses	$266,830	$305,309	$687,491	$617,173
Stock-based compensation expense (A)	(20,548)	(37,032)	(52,431)	(76,020)
Insurance reimbursement (B)	939	-	939	-
Stock option purchase charge related to operating expenses (C)	-	-	(128,829)	-
Non-GAAP operating expenses	$247,221	$268,277	$507,170	$541,153

GAAP net income (loss)	$(105,302)	$(120,929)	$(306,640)	$55,876
Stock-based compensation expense (A)	25,376	40,365	59,489	82,489
Net warranty charge against cost of revenue arising from a weak die/packaging material set (B)	119,054	195,954	119,054	195,954
Stock option purchase charge (C)	-	-	140,241	-
Income tax impact of non-GAAP adjustments	(1,398)	(40,923)	(21,088)	(48,084)
Non-GAAP net income (loss)	$37,730	$74,467	$(8,944)	$286,235

Diluted net income (loss) per share
GAAP	$(0.19)	$(0.22)	$(0.56)	$0.09
Non-GAAP	$0.07	$0.13	$(0.02)	$0.49

Shares used in GAAP diluted net income (loss) per share computation	546,639	555,417	544,463	592,181
Cumulative impact of non-GAAP adjustments (D)	15,996	24,078	-	(10,811)
Shares used in non-GAAP diluted net income (loss) per share computation	562,635	579,495	544,463	581,370

Metrics:
GAAP net cash flow provided by operating activities	$135,117	$80,957	$277,245	$226,202
Purchase of property and equipment and intangible assets	(17,656)	(53,514)	(38,433)	(255,687)
Free cash flow	$117,461	$27,443	$238,812	$(29,485)

GAAP cost of revenue	$619,797	$742,759	$1,094,332	$1,381,304
GAAP inventory	$279,216	$432,279	$279,216	$432,279
GAAP inventory turnover ratio	2.22	1.72	3.92	3.20
GAAP days sales in inventory	41	53	46	57

GAAP revenue	$776,520	$892,676	$1,440,751	$2,046,064
Less: Non-GAAP gross profit	(281,544)	(349,204)	(484,882)	(867,183)
Non-GAAP cost of revenue	$494,976	$543,472	$955,869	$1,178,881
GAAP inventory	$279,216	$432,279	$279,216	$432,279

Non-GAAP inventory turnover ratio	1.77	1.26	3.42	2.73
Non-GAAP days sales in inventory	51	72	53	67

(A) Results include stock-based compensation expense as follows (in thousands):
	Three Months Ended		Six Months Ended
	July 26,	July 27,	July 26,	July 27,
	2009	2008	2009	2008
Cost of revenue	$4,828	$3,333	$7,058	$6,469
Research and development	$13,268	$24,226	$34,538	$48,760
Sales, general and administrative	$7,280	$12,806	$17,893	$27,260

(B) Excludes a charge related to the weak die/packaging material set that was used in certain versions of our previous generation chips, net of insurance reimbursement.
(C) During the three months ended April 26, 2009, the Company completed a tender offer to purchase an aggregate of 28.5 million outstanding stock options for a total cash payment of $78.1 million. As a result of the tender offer the Company incurred a charge of $140.2 million, consisting of the remaining unamortized stock-based compensation expenses associated with the unvested portion of the options tendered in the offer, stock-based compensation expense resulting from amounts paid in excess of the fair value of the underlying options, plus associated payroll taxes and professional fees. The $140.2 million stock option purchase charge for the three months ended April 26, 2009 relates to personnel associated with cost of revenue (for manufacturing personnel), research and development, and sales, general and administrative of $11.4 million, $90.5 million, and $38.3 million, respectively.

(D) Reflects an adjustment to the diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB 25).

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	July 26,	January 25,
	2009	2009
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$1,466,105	$1,255,390
Accounts receivable, net	351,960	318,435
Inventories	279,216	537,834
Prepaid expenses and other current assets	70,624	56,299
Total current assets	2,167,905	2,167,958

Property and equipment, net	582,914	625,798
Goodwill	369,844	369,844
Intangible assets, net	135,678	147,101
Deposits and other assets	42,068	40,026
Total assets	$3,298,409	$3,350,727

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$275,978	$218,864
Accrued liabilities and other current liabilities	615,343	559,727
Total current liabilities	891,321	778,591
Other long-term liabilities	134,619	151,850
Capital lease obligations, long term	25,060	25,634
Stockholders' equity	2,247,409	2,394,652
Total liabilities and stockholders' equity	$3,298,409	$3,350,727